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                       [Letterhead of Thompson Hine LLP]

                                                                     Exhibit 5.1

January 11, 2005

National Interstate Corporation
3250 Interstate Drive
Richfield, Ohio 44286-9000


         Re:  National Interstate Corporation Registration Statement on Form S-1

Ladies and Gentlemen:

         We are acting as counsel to National Interstate Corporation ("National Interstate") in connection with the preparation and filing of a Registration Statement on Form S-1, Registration No. 333-119270 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the offering of up to 4,424,000 common shares of National Interstate, par value $0.01 ("Common Shares") to be offered by National Interstate and certain selling shareholders named in the Registration Statement (the "Selling Shareholders") to the public. Of this total, up to 577,000 Common Shares may be sold pursuant to the underwriters' overallotment option.

         Item 601 of Regulation S-K and the instructions to Form S-1 require that an opinion of counsel concerning the legality of the securities to be registered be filed as an exhibit to a Form S-1 registration statement if the securities are original issue shares. This opinion is provided in satisfaction of that requirement as it relates to the Registration Statement.

         In rendering this opinion, we have examined (a) the Amended and Restated Articles of Incorporation and the Amended and Restated Code of Regulations of National Interstate and (b) such records and documents as we have deemed advisable in order to render this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. As a result of the foregoing, we are of the opinion that:

                  1. National Interstate is a corporation validly existing and in good standing under the laws of the State of Ohio.

                  2. The Common Shares covered by the Registration Statement to be offered by National Interstate have been duly authorized and when issued and paid for by the underwriters as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

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                  3.   The Common Shares covered by the Registration Statement
         to be offered by the Selling Shareholders have been duly authorized and when issued and paid for by the underwriters as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         The information set forth herein is as of the date hereof. We assume no obligation to advise you of changes that may hereafter be brought to our attention. Our opinion is based on statutory laws and judicial decisions of the State of Ohio that are in effect on the date hereof, and we do not opine with respect to any law, regulation, rule, or governmental policy that may be enacted or adopted after the date hereof, nor do we assume any responsibility to advise you of future changes in our opinion. Further, we express no opinion as to the effect on the matters covered by this letter of the laws of any jurisdiction.

         Our opinion is intended solely for the benefit of National Interstate and its shareholders, and may not be relied upon for any other purpose or by any other person or entity or made available to any other person or entity without our prior written consent, except that we hereby consent to the use and filing of this opinion as an exhibit to the Registration Statement as filed with the Securities and Exchange Commission and to the reference to us under the heading "Legal Matters" in the Registration Statement.

                                            Very truly yours,

                                            /s/ Thompson Hine LLP